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                                                                     EXHIBIT 3.2



                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 04/17/1996
                                                             960110075 - 2138401


                             CERTIFICATE OF DESIGNATION,
                                PREFERENCE AND RIGHTS

                                          of

                    SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                          of

                               U.S. LONG DISTANCE CORP.
                           (Pursuant to Section 151 of the
                  General Corporation Law of the State of Delaware)

                              --------------------------

    U.S. Long Distance Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the corporation as required by Section 151 of the General Corporation Law at a meeting on April 12, 1996:

    RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the corporation (the "Board of Directors") in accordance with the provisions of the Restated Certificate of Incorporation of the corporation, the Board of Directors hereby creates the following series of preferred stock, par value $.0l per share, of the corporation:

    The designation and number of shares, and the relative rights, preferences, and limitations of the corporation's Series A Junior Participating Preferred Stock is as follows:

    SECTION 1.   DESIGNATION AND AMOUNT.

    The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 5,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares


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of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Series A Preferred Stock.

    SECTION 2.   DIVIDENDS AND DISTRIBUTIONS.

         (A) Subject to the rights of the holders of any shares of any other series of preferred stock (or any similar stock) of the corporation, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative preferential dividends, payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, at a rate per annum (rounded to the nearest cent) equal to the greater of (a) $1.00 per share, or (b) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock during the immediately preceding fiscal year. In the event the corporation shall at any time after April 22, 1996 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) or combination or consolidation of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date


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    of issue is a Quarterly Dividend Payment Date or is a date after the record date for determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.
    Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

    SECTION 3.   VOTING RIGHTS.

    The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (A) Each share of Series A Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the corporation. In the event the corporation shall at any time after April 22, 1996, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) or combination or consolidation of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the number of votes to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein, in any other Certificate of Designation, Preferences and Rights in respect of a series of preferred stock (or any similar stock) of the corporation, in the Restated Certificate of Incorporation of the corporation, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the corporation.

         (C) Except as set forth herein, in the Restated Certificate of Incorporation of the corporation or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.


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    SECTION 4.   CERTAIN RESTRICTIONS.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the corporation shall not:

              (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

              (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

              (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

              (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph
    (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

    SECTION 5.   REACQUIRED SHARES.

    Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the


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acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of preferred stock without designation as to series and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, or in any other Certificate of Designation, Preferences and Rights in respect of a series of preferred stock (or any similar stock) of the corporation, or as otherwise required by law.

    SECTION 6.   LIQUIDATION, DISSOLUTION OR WINDING UP.

Upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made (1) to the holders of shares of Common Stock or any other stock ranking junior to the Series A Preferred Stock upon liquidation, distribution or winding, up, unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) the holders of shares of stock ranking on a parity with the Series A Preferred Stock upon liquidation, dissolution or winding up, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time after April 22, 1996 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision (by reclassification or otherwise than by payment of a dividend in shares of Common Stork) or combination or consolidation of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    SECTION 7.   CONSOLIDATION, MERGER, ETC.

    In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted or changed into other stock or securities, cash and/or any other property, then in any such case proper provision shall be made so that each share of Series A Preferred Stock shall at the same time be similarly exchanged for or converted or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, for which or into which each share of Common Stock is exchanged for or converted or changed. In the event the corporation shall at any time after April 22, 1996 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) or combination or


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consolidation of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or conversion or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stork outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event,

    SECTION 8.    NO REDEMPTION.

    Shares of the Series A Preferred Stock shall not be redeemable.

    SECTION 9. AMENDMENT.

    This Certificate of Designation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

    IN WITNESS WHEREOF, this Certificate of Designation, Preferences and Rights is executed on behalf of the corporation by its President and attested by its Secretary this 12th day of April, 1996.

                             U.S. LONG DISTANCE CORP.


                             By:       /S/ LARRY M. JAMES
                                  --------------------------------
                                  Larry M. James, President

Attest:


    /S/ AUDIE LONG
--------------------------
Audie Long
Corporate Secretary


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